Exhibit 23.1

Assentsure PAC UEN – 201816648N 180B Bencoolen Street 03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form F-1 of our report dated April 4, 2025, relating to the consolidated financial statements of Chanson International Holding for the years ended December 31, 2024 and 2023, appearing in its Annual Report on Form 20-F for the year ended December 31, 2024.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Assentsure PAC

Singapore

May 30, 2025